EXECUTION COPY

SUBSERVICING AGREEMENT, dated as of March 1, 2004 (the “Agreement”) between Wells Fargo Financial, Inc. (the “Master Servicer”) and Wells Fargo Financial Acceptance, Inc. (the “Subservicer”).

WHEREAS, the Master Servicer is the master servicer of a portfolio of retail installment contracts secured by new and used automobiles and light-duty trucks (the “Receivables”) under the Sale and Servicing Agreement dated as of March 1, 2004 (the “Sale and Servicing Agreement”) among the Issuer, the Seller, the Master Servicer and the Indenture Trustee, in the form attached hereto as Exhibit A;

WHEREAS, the Master Servicer desires to have the Subservicer service each Receivable set forth on the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement, the Subservicer desires to service and administer such Receivables, and the parties desire to provide the terms and conditions of such servicing by the Subservicer; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Master Servicer and the Subservicer hereby agree as follows:

Section 1.

Servicing.  The Subservicer shall service the Receivables in accordance with this Agreement and in accordance with the terms of the Sale and Servicing Agreement. The Master Servicer and the Subservicer hereby agree that the Subservicer shall perform all of the obligations and duties of the Master Servicer under the Sale and Servicing Agreement.

Section 2.

Representations, Warranties and Covenants of the Subservicer.

The Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof and as of the Closing Date:

(a)

ORGANIZATION AND GOOD STANDING. The Subservicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with the full corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and has had at all relevant times, and shall have, the power, authority and legal right to service the Receivables.

(b)

DUE QUALIFICATION. The Subservicer is duly qualified to do business and in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

(c)

POWER AND AUTHORITY. The Subservicer has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Subservicer by all necessary corporate action.

(d)

NO CONSENT REQUIRED. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such as shall have been made or obtained on or prior to the Closing Date.

(e)

BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Subservicer, enforceable against the Subservicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(f)

NO VIOLATION. The execution, delivery and performance by the Subservicer of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material properties pursuant to the terms of, (i) the charter or bylaws of the Subservicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Subservicer is a party or by which the Subservicer is bound, or (iii) any law, order, rule or regulation applicable to the Subservicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Subservicer.

(g)

NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the Subservicer’s knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Subservicer or its properties: (i) asserting the invalidity of this Agreement, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Subservicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes or the Certificates.

Upon discovery by any of the Master Servicer, the Seller or the Indenture Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 2 which materially and adversely affects the interests of the Noteholders or the Certificateholders, the party discovering such breach shall give prompt written notice, to the other parties. As promptly as practicable, but in any event, within 90 days of its discovery or its receipt of notice of breach, the Subservicer shall cure such breach in all material respects and, upon the Subservicer’s continued failure to cure such breach, may thereafter be removed by the Indenture Trustee pursuant to Section 5 hereof.

Section 3.

Compensation.  As compensation for its activities hereunder, the Master Servicer agrees to pay the Subservicer on each Payment Date a servicing fee equal to the Servicing Fee and the Supplemental Servicing Fee under Section 4.8 of the Sale and Servicing Agreement.

Section 4.

Wells Fargo Financial Acceptance, Inc. Not to Resign as Subservicer.  Wells Fargo Financial Acceptance, Inc. hereby agrees not to resign from the obligations and duties hereby imposed on it as Subservicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of Wells Fargo Financial Acceptance, Inc. as Subservicer shall be communicated to the Master Service, the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and Indenture Trustee concurrently with or promptly after such notice.

No removal or resignation of the Subservicer shall become effective until the Master Servicer, the Indenture Trustee or a successor Subservicer shall have assumed the Subservicer’s responsibilities and obligations in accordance with this Section.

Upon removal or resignation of the Subservicer, the Subservicer at its own expense also shall promptly deliver or cause to be delivered to, the Master Servicer, a successor Master Servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Subservicer has maintained for the Receivables, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Subservicer’s possession.

Any collections then being held by the Subservicer prior to its removal and any collections received by the Subservicer after removal or resignation shall be endorsed by it, at any time prior to the Closing Date, to the Master Servicer, the Indenture Trustee or the successor Master Servicer, as the case may be.

Section 5.

Termination.  This Agreement will terminate upon the earlier to occur of any of the following events: (i) following receipt from the Indenture Trustee (if acting as successor Master Servicer) or any other successor Master Servicer pursuant to the Sale and Servicing Agreement of a notice of termination after the Master Servicer has been terminated or resigns as Master Servicer under the Sale and Servicing Agreement, and (ii) following the removal of the Subservicer pursuant to Section 2. Following termination pursuant to this Section, the Subservicer will cooperate in transferring servicing, with the Master Servicer and/or the Indenture Trustee. The Subservicer is not entitled to any termination fees.

Section 6.

Assumption or Termination of Agreement by Indenture Trustee.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer by the Indenture Trustee pursuant to the Sale and Servicing Agreement, it is understood and agreed that the Master Servicer’s rights and obligations under this Agreement shall be assumed simultaneously by the Indenture Trustee without act or deed on part of the Indenture Trustee; provided, however, that the Indenture Trustee (if acting as successor Master Servicer) or any other successor Master Servicer may terminate the Subservicer as provided in Section 5.

Section 7.

Assignment of Agreement.

The Subservicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Master Servicer and the Indenture Trustee; provided, that any assignee must meet the eligibility requirements set forth in the Sale and Servicing Agreement; and provided, however, that the Subservicer may perform its obligations and duties under this Agreement, in whole or in part, through one or more of its subsidiaries.

Section 8.

Liability: Indemnification.

(a)

The Subservicer agrees to indemnify and hold the Master Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Master Servicer may sustain in any way related to the failure of the Subservicer to perform its duties and service the Receivables in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Subservicer if a claim is made by a third party with respect to this Agreement, and the Subservicer shall assume (with the consent of the Master Servicer) the defense of any such claim and pay all expenses in connection therewith, including reasonable attorney’s fees of counsel, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer in respect of such claim.

(b)

The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9.

Successors and Assigns.

All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

Section 10.

Severability.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.

Benefits of Agreement.

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the Seller and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.

Governing Law.

In view of the fact that parties hereto desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein; this Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreement made and to be performed therein, without giving effect to the conflicts of law principles thereof.

Section 13.

Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.

Amendment.

The Master Servicer and the Subservicer may at any time and from time to time amend this Agreement by a written instrument signed by the Master Servicer and the Subservicer and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by all parties to this Agreement..

Section 15.

Third-Party Beneficiary.

The Seller, the Trust and the Indenture Trustee shall each be a third-party beneficiary of this Agreement, are recognized by the parties hereto to be third-party beneficiaries of this Agreement, and are entitled to enforce the provisions hereof against the parties hereto as if each were a party hereto.

Section 16.

Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 17.

Notice Provisions.

All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Subservicer:

Wells Fargo Financial Acceptance, Inc.

3103 West 69th Street

Edina, Minnesota 55435

Attention: Treasurer

With a copy to:

Wells Fargo Financial Acceptance, Inc.

One International Plaza

Philadelphia, Pennsylvania 19113

Attention: Treasurer

The Master Servicer:

Wells Fargo Financial, Inc.

800 Walnut Street

Des Moines, Iowa 50309

Attention: Treasurer

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO FINANCIAL, INC.

as Master Servicer

By: /s/ Dennis E. Young

Name: Dennis E. Young

Title: Executive Vice President

WELLS FARGO FINANCIAL ACCEPTANCE, INC.

as Subservicer

By: /s/ Steven N. Owenson

Name: Steven N. Owenson

Title: Treasurer